Burnham Investors Trust
Form N-SAR for the Six Months Ended December 31, 2011

Sub-Item Item 77Q1(d.i.):  Terms of new or amended securities

Class B Shares of the Funds are no longer available for purchase, and as of December 29, 2011, all outstanding Class B Shares have been converted to Class A Shares.